Exhibit 99.1

Ameris Bancorp Announces Financial Results For Third Quarter 2021

ATLANTA, Oct. 28, 2021 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $81.7 million, or $1.17 per diluted share, for the quarter ended September 30, 2021, compared with $116.1 million, or $1.67 per diluted share, for the quarter ended September 30, 2020. The Company reported adjusted net income of $83.9 million, or $1.20 per diluted share, for the quarter ended September 30, 2021, compared with $116.9 million, or $1.69 per diluted share, for the same period in 2020. Adjusted net income excludes after-tax merger and conversion charges, servicing right valuation adjustments, restructuring charges related to branch consolidations and efficiency initiatives, certain legal expenses, gain on bank owned life insurance ("BOLI") proceeds, (gain)/loss on bank premises and expenses related to the COVID-19 pandemic.

For the year-to-date period ending September 30, 2021, the Company reported net income of $295.0 million, or $4.23 per diluted share, compared with $167.7 million, or $2.42 per diluted share, for the same period in 2020. The Company reported adjusted net income of $287.2 million, or $4.12 per diluted share, for the nine months ended September 30, 2021, compared with $198.5 million, or $2.86 per diluted share, for the same period in 2020. Adjusted net income for the year-to-date period excludes the same items listed above for the Company's quarter-to-date period.

Commenting on the Company's results, Palmer Proctor, the Company's Chief Executive Officer, said, "Our continued organic success and strong third quarter results show the strength and focus of our team of bankers. We grew loans 7% annualized, exclusive of PPP loans, while growing low cost deposits at the same pace. In addition, we had another solid quarter of tangible book value growth at 3.8% for the quarter due to the core earnings power of our Company. We remain focused on growth opportunities in the premier markets in the Southeast, which we are confident will lead us to continue to deliver top financial results. I am energized by our momentum and look forward to a strong 2022."

Significant items from the Company's results for the third quarter of 2021 include the following:

  Net income of $81.7 million, or $1.17 per diluted share, compared with $88.3 million, or $1.27 per diluted share, in the second quarter of 2021
  Growth in tangible book value of 3.8%, or $1.01 per share, to $27.46 at September 30, 2021, compared with $26.45 at June 30, 2021
  Organic growth in loans of $43.7 million, or 1.2% annualized (and $251.3 million, or 7.0% annualized, exclusive of PPP loans), during the third quarter of 2021
  Increase in net interest income, excluding accretion, of $1.3 million, from $157.4 million in the second quarter of 2021 to $158.7 million in the third quarter of 2021
  Adjusted return on average assets of 1.51%, compared with 1.63% in the second quarter of 2021
  Continued growth in noninterest bearing deposits, representing 40.44% of total deposits, up from 36.27% at December 31, 2020 and 36.79% a year ago
  Net recoveries during the third quarter of $127,000, compared to net charge-offs of $2.6 million, or 0.07% of loans, in the second quarter of 2021
  Repurchased 137,370 shares of the Company's common stock at a cost of $6.5 million, or an average price of $47.56 per share

Net Interest Income and Net Interest Margin

Net interest income on a tax-equivalent basis for the third quarter of 2021 totaled $162.8 million, compared with $163.0 million for the second quarter of 2021 and $163.9 million for the third quarter of 2020. The Company's net interest margin was 3.22% for the third quarter of 2021, down from 3.34% reported for the second quarter of 2021 and 3.64% reported for the third quarter of 2020. The decrease in net interest margin in the current quarter is attributable to excess liquidity held on the balance sheet, as the average balance in interest-bearing deposits in banks continued to increase during the quarter. The yield on earning assets declined 14 basis points due to this excess liquidity, as well as a decline in accretion income, and the decline was partially offset by improvement in the cost of interest-bearing liabilities of three basis points during the quarter and increases in average loans. Accretion income for the third quarter of 2021 decreased to $2.9 million, compared with $4.5 million for the second quarter of 2021, and $6.5 million for the third quarter of 2020. The decrease in accretion income for the third quarter is primarily attributable to decreased accelerated income related to payoffs of acquired loans during the third quarter of 2021 and continued attrition of the purchased portfolio.

Yields on loans decreased to 4.24% during the third quarter of 2021, compared with 4.33% for the second quarter of 2021 and 4.42% reported for the third quarter of 2020. Contributing to interest income on loans for the third quarter of 2021 was $6.2 million related to accelerated fee income on Paycheck Protection Program ("PPP") loan forgiveness, compared with $6.1 million in the second quarter of 2021. Loan production in the banking division during the third quarter of 2021 was $913.3 million, with weighted average yields of 3.56%, compared with $911.3 million and 3.75%, respectively, in the second quarter of 2021 and $869.0 million and 4.00%, respectively, in the third quarter of 2020. Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $5.8 billion during the third quarter of 2021, with weighted average yields of 3.37%, compared with $6.4 billion and 3.36%, respectively, during the second quarter of 2021 and $7.7 billion and 3.33%, respectively, during the third quarter of 2020.

Interest expense during the third quarter of 2021 decreased to $11.4 million, compared with $11.9 million in the second quarter of 2021 and $17.4 million in the third quarter of 2020. The Company's total cost of funds moved two basis points lower to 0.24% in the third quarter of 2021 as compared with the second quarter of 2021. Deposit costs decreased two basis points during the third quarter of 2021 to 0.11%, compared with 0.13% in the second quarter of 2021. Costs of interest-bearing deposits decreased during the quarter from 0.21% in the second quarter of 2021 to 0.18% in the third quarter of 2021.

Noninterest Income

Noninterest income decreased $12.7 million, or 14.2%, in the third quarter of 2021 to $76.6 million, compared with $89.2 million for the second quarter of 2021, primarily as a result of decreased mortgage banking activity, which declined by $13.8 million, or 19.6%, to $56.5 million in the third quarter of 2021, compared with $70.2 million for the second quarter of 2021. This decrease was primarily the result of a $18.5 million reduction in mortgage pair-off fees compared with the second quarter of 2021. Gain on sale spreads increased to 3.17% in the third quarter of 2021 from 2.77% for the second quarter of 2021. Total production in the retail mortgage division decreased to $2.06 billion in the third quarter of 2021, compared with $2.39 billion for the second quarter of 2021. Mortgage banking activity was negatively impacted during the third quarter of 2021 by a $1.4 million servicing right impairment, compared with a recovery of $749,000 for the second quarter of 2021. The retail mortgage open pipeline was $1.93 billion at the end of the third quarter of 2021, compared with $1.75 billion at June 30, 2021.

Service charge revenue increased $479,000, or 4.4%, to $11.5 million in the third quarter of 2021, compared with $11.0 million for the second quarter of 2021, resulting from an increase in volume. Other noninterest income was flat in the third quarter of 2021 at $6.9 million, compared with the second quarter of 2021, primarily as a result of increases in trust services income of $260,000, BOLI income of $217,000 and merchant fee income of $130,000, offset by a decrease in gain on sale of SBA loans of $654,000.

Noninterest Expense

Noninterest expense increased $1.4 million, or 1.1%, to $137.2 million during the third quarter of 2021, compared with $135.8 million for the second quarter of 2021. During the third quarter of 2021, the Company recorded a net loss of $1.1 million related to bank premises and merger and conversion charges of $183,000, compared with a net gain on bank premises of $236,000 during the second quarter of 2021. Excluding these charges, adjusted expenses decreased approximately $120,000, or 0.1%, to $135.9 million in the third quarter of 2021, from $136.0 million in the second quarter of 2021. The majority of this decrease is attributable to a $5.8 million reduction in salaries and employee benefits, primarily variable compensation related to mortgage production, and a $1.2 million decrease in data processing and telecommunications expense. These decreases were offset by increases in legal and other professional fees, loan servicing expenses and other mortgage expenses that are not expected to be recurring. The adjusted efficiency ratio was 56.56% in the third quarter of 2021, compared with 54.07% in the second quarter of 2021.

Income Tax Expense

The Company's effective tax rate for the third quarter of 2021 was 26.2%, compared with 23.3% in the second quarter of 2021. The increased rate for the third quarter of 2021 was primarily a result of an adjustment to the Company's state tax liability. The Company's future effective rate is expected to be between 23% and 24%.

Balance Sheet Trends

Total assets at September 30, 2021 were $22.53 billion, compared with $20.44 billion at December 31, 2020. Total loans, including loans held for sale, were $16.26 billion at September 30, 2021, compared with $15.65 billion at December 31, 2020. Total loans held for investment were $14.82 billion at September 30, 2021, compared with $14.48 billion at December 31, 2020, an increase of $343.6 million, or 2.4%. Loan production in the banking division during the third quarter of 2021 remained strong at $913.3 million, which was consistent with the second quarter of 2021 and up 5% from the third quarter of 2020.

At September 30, 2021, total deposits amounted to $18.83 billion, or 97.1% of total funding, compared with $16.96 billion and 96.8%, respectively, at December 31, 2020. At September 30, 2021, noninterest-bearing deposit accounts were $7.62 billion, or 40.4% of total deposits, compared with $6.15 billion, or 36.3% of total deposits, at December 31, 2020. Non-rate sensitive deposits (including noninterest-bearing, NOW and savings) totaled $12.01 billion at September 30, 2021, compared with $10.23 billion at December 31, 2020. These funds represented 63.8% of the Company's total deposits at September 30, 2021, compared with 60.3% at the end of 2020.

Shareholders' equity at September 30, 2021 totaled $2.90 billion, an increase of $253.7 million, or 9.6%, from December 31, 2020. The increase in shareholders' equity was primarily the result of earnings of $295.0 million during the first nine months of 2021, partially offset by dividends declared. Tangible book value per share was $27.46 at September 30, 2021, compared with $23.69 at December 31, 2020. Tangible common equity as a percentage of tangible assets was 8.88% at September 30, 2021, compared with 8.47% at the end of 2020.

Credit Quality

Credit quality remains strong in the Company. During the third quarter of 2021, the Company recorded a provision for credit losses reversal of $9.7 million, compared with a provision of $142,000 in the second quarter of 2021. This provision reversal was primarily attributable to improvements in forecast economic conditions, particularly levels of home prices and commercial real estate prices, compared with forecast conditions during the second quarter of 2021. The Company has been prudently working with borrowers to support their credit needs during the challenging economic conditions and is monitoring the level of modifications on an ongoing basis, such that loans remaining on deferral at the end of the third quarter of 2021 equaled approximately 0.6% of total loans, down from approximately 1.2% and 4.3% of total loans at the end of the second quarter of 2021 and the third quarter of 2020, respectively. Nonperforming assets as a percentage of total assets was stable at 0.32% during the quarter. The Company recorded net recoveries in the third quarter of 2021 of $127,000, such that the net charge-off ratio was zero basis points for the quarter, compared with seven basis points in the second quarter of 2021 and 10 basis points in the third quarter of 2020.

Share Repurchase Program

The Company's board of directors has also approved the extension of the share repurchase program authorized in September 2019, under which the Company was authorized to repurchase up to $100 million of its outstanding common stock. As extended, the program now allows for repurchases of shares to occur through October 31, 2022. Currently, $79,190,199 in aggregate value remains for repurchase under the program.

Conference Call

The Company will host a teleconference at 9:00 a.m. Eastern time on Friday, October 29, 2021, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-844-200-6205 (or 1-833-950-0062 for participants in Canada and 1-929-526-1599 for other international participants). The conference call access code is 162447. A replay of the call will be available one hour after the end of the conference call until November 5, 2021. To listen to the replay, dial 1-866-813-9403. The conference replay access code is 133904. The financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com.

About Ameris Bancorp

Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia. The Company's banking subsidiary, Ameris Bank, had 165 locations in Georgia, Alabama, Florida, North Carolina and South Carolina at the end of the most recent quarter.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; the impact of the COVID-19 pandemic on the general economy, our customers and the allowance for loan losses; the benefits that may be realized by our customers from government assistance programs and regulatory actions related to the COVID-19 pandemic; the potential impact of the phase-out of the London Interbank Offered Rate ("LIBOR") or other changes involving LIBOR; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2021	2021	2021	2020	2020	2021	2020
EARNINGS
Net income	$81,680	$88,327	$124,962	$94,285	$116,145	$294,969	$167,703
Adjusted net income	$83,861	$87,548	$115,746	$101,995	$116,879	$287,155	$198,507

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$1.18	$1.27	$1.80	$1.36	$1.68	$4.25	$2.42
Diluted	$1.17	$1.27	$1.79	$1.36	$1.67	$4.23	$2.42
Adjusted diluted EPS	$1.20	$1.25	$1.66	$1.47	$1.69	$4.12	$2.86
Cash dividends per share	$0.15	$0.15	$0.15	$0.15	$0.15	$0.45	$0.45
Book value per share (period end)	$41.66	$40.66	$39.56	$38.07	$36.91	$41.66	$36.91
Tangible book value per share (period end)	$27.46	$26.45	$25.27	$23.69	$22.46	$27.46	$22.46
Weighted average number of shares
Basic	69,439,845	69,496,666	69,391,734	69,252,307	69,230,667	69,445,270	69,243,280
Diluted	69,756,135	69,791,670	69,740,860	69,493,105	69,346,141	69,772,084	69,403,104
Period end number of shares	69,635,435	69,767,209	69,713,426	69,541,481	69,490,546	69,635,435	69,490,546
Market data
High intraday price	$53.63	$59.85	$57.81	$39.53	$27.81	$59.85	$43.79
Low intraday price	$44.92	$47.44	$36.60	$22.37	$19.91	$36.60	$17.12
Period end closing price	$51.88	$50.63	$52.51	$38.07	$22.78	$51.88	$22.78
Average daily volume	392,533	429,233	460,744	394,641	359,059	426,963	429,758

PERFORMANCE RATIOS
Return on average assets	1.47%	1.64%	2.44%	1.89%	2.33%	1.84%	1.18%
Adjusted return on average assets	1.51%	1.63%	2.26%	2.04%	2.35%	1.79%	1.39%
Return on average common equity	11.27%	12.66%	18.80%	14.30%	18.27%	14.14%	8.96%
Adjusted return on average tangible common equity	17.65%	19.46%	27.66%	25.04%	30.53%	21.38%	17.84%
Earning asset yield (TE)	3.44%	3.58%	3.85%	3.98%	4.02%	3.62%	4.29%
Total cost of funds	0.24%	0.26%	0.30%	0.36%	0.41%	0.26%	0.60%
Net interest margin (TE)	3.22%	3.34%	3.57%	3.64%	3.64%	3.37%	3.72%
Noninterest income excluding securities transactions, as a percent of total revenue (TE)	30.32%	33.78%	39.71%	38.37%	46.72%	34.88%	37.74%
Efficiency ratio	57.59%	54.07%	52.59%	54.83%	47.80%	54.61%	55.34%
Adjusted efficiency ratio (TE)	56.56%	54.07%	54.62%	52.67%	47.34%	55.05%	52.00%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	12.87%	12.96%	12.87%	12.95%	12.90%	12.87%	12.90%
Tangible common equity to tangible assets	8.88%	8.83%	8.62%	8.47%	8.27%	8.88%	8.27%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.88%	8.83%	8.62%	8.47%	8.27%	8.88%	8.27%
Effect of goodwill and other intangibles	3.99%	4.13%	4.25%	4.48%	4.63%	3.99%	4.63%
Equity to assets (GAAP)	12.87%	12.96%	12.87%	12.95%	12.90%	12.87%	12.90%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	1,821	1,817	1,815	1,816	1,807	1,821	1,807
Retail Mortgage Division	749	759	765	748	734	749	734
Warehouse Lending Division	12	12	12	12	11	12	11
SBA Division	29	30	29	24	33	29	33
Premium Finance Division	67	68	70	71	71	67	71
Total Ameris Bancorp FTE headcount	2,678	2,686	2,691	2,671	2,656	2,678	2,656

Assets per Banking Division FTE	$12,374	$12,046	$11,806	$11,255	$10,998	$12,374	$10,998
Branch locations	165	165	165	164	170	165	170
Deposits per branch location	$114,142	$110,655	$108,339	$103,401	$94,493	$114,142	$94,493

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2021	2021	2021	2020	2020	2021	2020
Interest income
Interest and fees on loans	$166,358	$167,761	$171,157	$171,971	$172,351	$505,276	$518,938
Interest on taxable securities	5,296	5,244	6,118	6,398	7,259	16,658	26,688
Interest on nontaxable securities	139	139	141	150	159	419	473
Interest on deposits in other banks	1,244	595	522	252	153	2,361	1,487
Interest on federal funds sold	9	12	12	12	12	33	134
Total interest income	173,046	173,751	177,950	178,783	179,934	524,747	547,720

Interest expense
Interest on deposits	5,106	5,775	6,798	8,870	11,822	17,679	50,197
Interest on other borrowings	6,279	6,124	6,175	6,457	5,574	18,578	23,226
Total interest expense	11,385	11,899	12,973	15,327	17,396	36,257	73,423

Net interest income	161,661	161,852	164,977	163,456	162,538	488,490	474,297

Provision for loan losses	(3,984)	(899)	(16,579)	(6,700)	26,692	(21,462)	132,188
Provision for unfunded commitments	(5,516)	1,299	(11,839)	5,481	(10,131)	(16,056)	13,581
Provision for other credit losses	(175)	(258)	(173)	(291)	1,121	(606)	1,121
Provision for credit losses	(9,675)	142	(28,591)	(1,510)	17,682	(38,124)	146,890
Net interest income after provision for credit losses	171,336	161,710	193,568	164,966	144,856	526,614	327,407

Noninterest income
Service charges on deposit accounts	11,486	11,007	10,829	11,465	10,914	33,322	32,680
Mortgage banking activity	56,460	70,231	98,486	95,192	138,627	225,177	278,885
Other service charges, commissions and fees	1,154	1,056	1,016	965	1,039	3,226	2,949
Gain (loss) on securities	530	1	(12)	—	—	519	5
Other noninterest income	6,932	6,945	7,654	4,521	8,438	21,531	19,838
Total noninterest income	76,562	89,240	117,973	112,143	159,018	283,775	334,357

Noninterest expense
Salaries and employee benefits	79,671	85,505	95,985	92,466	96,698	261,161	267,812
Occupancy and equipment	11,979	10,812	11,781	12,709	13,805	34,572	39,640
Data processing and communications expenses	10,681	11,877	11,884	11,323	12,226	34,442	34,694
Credit resolution-related expenses(1)	377	622	547	1,156	802	1,546	3,950
Advertising and marketing	2,676	1,946	1,431	3,267	966	6,053	4,779
Amortization of intangible assets	3,387	4,065	4,126	4,190	4,190	11,578	15,422
Merger and conversion charges	183	—	—	—	(44)	183	1,391
Other noninterest expenses	28,242	20,934	23,044	26,005	25,049	72,220	79,825
Total noninterest expense	137,196	135,761	148,798	151,116	153,692	421,755	447,513

Income before income tax expense	110,702	115,189	162,743	125,993	150,182	388,634	214,251
Income tax expense	29,022	26,862	37,781	31,708	34,037	93,665	46,548
Net income	$81,680	$88,327	$124,962	$94,285	$116,145	$294,969	$167,703

Diluted earnings per common share	$1.17	$1.27	$1.79	$1.36	$1.67	$4.23	$2.42

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Three Months Ended
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands)	2021	2021	2021	2020	2020
Assets
Cash and due from banks	$239,028	$259,729	$224,159	$203,349	$257,026
Federal funds sold and interest-bearing deposits in banks	3,513,412	3,044,795	2,534,969	1,913,957	494,765
Time deposits in other banks	—	—	249	249	249
Investment securities available-for-sale, at fair value	684,504	778,167	859,652	982,879	1,117,436
Investment securities held-to-maturity, at amortized cost	64,451	29,055	—	—	—
Other investments	27,619	27,621	27,620	28,202	47,329
Loans held for sale	1,435,805	1,210,589	1,509,528	1,167,659	1,414,889

Loans, net of unearned income	14,824,539	14,780,791	14,599,805	14,480,925	14,943,593
Allowance for credit losses	(171,213)	(175,070)	(178,570)	(199,422)	(231,924)
Loans, net	14,653,326	14,605,721	14,421,235	14,281,503	14,711,669

Other real estate owned	4,594	5,775	8,841	11,880	17,969
Premises and equipment, net	226,430	229,994	231,550	222,890	231,278
Goodwill	928,005	928,005	928,005	928,005	928,005
Other intangible assets, net	60,396	63,783	67,848	71,974	76,164
Cash value of bank owned life insurance	279,389	277,839	176,575	176,467	175,605
Deferred income taxes, net	4,329	9,081	22,367	33,314	53,039
Other assets	411,853	416,777	414,529	416,310	348,428
Total assets	$22,533,141	$21,886,931	$21,427,127	$20,438,638	$19,873,851

Liabilities
Deposits
Noninterest-bearing	$7,616,728	$6,983,761	$6,804,776	$6,151,070	$5,909,316
Interest-bearing	11,216,761	11,274,236	11,071,097	10,806,753	10,154,490
Total deposits	18,833,489	18,257,997	17,875,873	16,957,823	16,063,806
Federal funds purchased and securities sold under agreements to repurchase	4,502	5,544	9,320	11,641	9,103
Other borrowings	425,375	425,303	425,231	425,155	875,255
Subordinated deferrable interest debentures	125,830	125,331	124,833	124,345	123,860
FDIC loss-share payable, net	—	—	—	—	19,476
Other liabilities	243,175	235,752	234,274	272,586	217,668
Total liabilities	19,632,371	19,049,927	18,669,531	17,791,550	17,309,168

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	72,016	72,008	71,954	71,754	71,703
Capital stock	1,922,964	1,920,566	1,917,990	1,913,285	1,911,031
Retained earnings	934,979	863,828	785,984	671,510	587,657
Accumulated other comprehensive income, net of tax	21,885	25,024	26,090	33,505	37,252
Treasury stock	(51,074)	(44,422)	(44,422)	(42,966)	(42,960)
Total shareholders' equity	2,900,770	2,837,004	2,757,596	2,647,088	2,564,683
Total liabilities and shareholders' equity	$22,533,141	$21,886,931	$21,427,127	$20,438,638	$19,873,851

Other Data
Earning assets	$20,550,330	$19,871,018	$19,531,823	$18,573,871	$18,018,261
Intangible assets	988,401	991,788	995,853	999,979	1,004,169
Interest-bearing liabilities	11,772,468	11,830,414	11,630,481	11,367,894	11,162,708
Average assets	22,087,642	21,538,894	20,734,414	19,876,338	19,810,084
Average common shareholders' equity	2,874,691	2,798,269	2,695,005	2,622,942	2,529,471

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2021	2021	2021	2020	2020	2021	2020
Allowance for Credit Losses
Balance at beginning of period	$197,782	$200,241	$233,105	$260,417	$246,295	$233,105	$39,266

CECL adoption impact on allowance for loan losses	—	—	—	—	—	—	78,661
CECL adoption impact on allowance for unfunded commitments	—	—	—	—	—	—	12,714
Total CECL adoption impact	—	—	—	—	—	—	91,375

Acquired allowance for unfunded commitments	—	—	—	—	—	—	—

Provision for loan losses	(3,984)	(899)	(16,579)	(6,700)	26,692	(21,462)	132,188
Provision for unfunded commitments	(5,516)	1,299	(11,839)	5,481	(10,131)	(16,056)	13,581
Provision for other credit losses	(175)	(258)	(173)	(291)	1,121	(606)	1,121
Provision for credit losses	(9,675)	142	(28,591)	(1,510)	17,682	(38,124)	146,890

Charge-offs	3,537	7,138	7,574	29,094	7,370	18,249	25,370
Recoveries	3,664	4,537	3,301	3,292	3,810	11,502	8,256
Net charge-offs	(127)	2,601	4,273	25,802	3,560	6,747	17,114

Ending balance	$188,234	$197,782	$200,241	$233,105	$260,417	$188,234	$260,417

Allowance for loan losses	$171,213	$175,070	$178,570	$199,422	$231,924	$171,213	$231,924
Allowance for unfunded commitments	16,797	22,313	21,014	32,853	27,372	16,797	27,372
Allowance for other credit losses	224	399	657	830	1,121	224	1,121
Total allowance for credit losses	$188,234	$197,782	$200,241	$233,105	$260,417	$188,234	$260,417

Net Charge-off Information
Charge-offs
Commercial, financial and agricultural	$858	$3,529	$2,370	$5,960	$1,715	$6,757	$4,687
Consumer installment	1,647	1,669	1,448	2,861	677	4,764	2,781
Indirect automobile	178	141	829	658	697	1,148	2,944
Premium Finance	605	1,194	1,343	2,240	1,158	3,142	3,893
Real estate - construction and development	—	186	26	—	9	212	83
Real estate - commercial and farmland	210	27	1,395	17,284	2,977	1,632	10,220
Real estate - residential	39	392	163	91	137	594	762
Total charge-offs	3,537	7,138	7,574	29,094	7,370	18,249	25,370

Recoveries
Commercial, financial and agricultural	1,986	625	727	754	470	3,338	1,135
Consumer installment	199	212	356	480	516	767	1,273
Indirect automobile	278	372	700	637	317	1,350	1,020
Premium Finance	649	2,466	1,122	605	1,224	4,237	2,584
Real estate - construction and development	45	84	167	125	182	296	692
Real estate - commercial and farmland	266	185	41	439	904	492	1,010
Real estate - residential	241	593	188	252	197	1,022	542
Total recoveries	3,664	4,537	3,301	3,292	3,810	11,502	8,256

Net charge-offs	$(127)	$2,601	$4,273	$25,802	$3,560	$6,747	$17,114

Non-Performing Assets
Nonaccrual loans	$58,932	$59,921	$71,189	$76,457	$138,163	$58,932	$138,163
Other real estate owned	4,594	5,775	8,841	11,880	17,969	4,594	17,969
Repossessed assets	152	226	840	544	258	152	258
Accruing loans delinquent 90 days or more	7,472	4,874	5,097	8,326	7,003	7,472	7,003
Total non-performing assets	$71,150	$70,796	$85,967	$97,207	$163,393	$71,150	$163,393

Asset Quality Ratios
Non-performing assets as a percent of total assets	0.32%	0.32%	0.40%	0.48%	0.82%	0.32%	0.82%
Net charge-offs as a percent of average loans (annualized)	—%	0.07%	0.12%	0.70%	0.10%	0.06%	0.17%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands)	2021	2021	2021	2020	2020
Loans by Type
Commercial, financial and agricultural	$1,217,575	$1,406,421	$1,611,029	$1,627,477	$1,879,788
Consumer installment	207,111	229,411	257,097	306,995	450,810
Indirect automobile	325,057	397,373	482,637	580,083	682,396
Mortgage warehouse	768,577	841,347	880,216	916,353	995,942
Municipal	624,430	647,578	659,228	659,403	725,669
Premium Finance	840,737	780,328	706,379	687,841	710,890
Real estate - construction and development	1,454,824	1,527,883	1,533,234	1,606,710	1,628,255
Real estate - commercial and farmland	6,409,704	6,051,472	5,616,826	5,300,006	5,116,252
Real estate - residential	2,976,524	2,898,978	2,853,159	2,796,057	2,753,591
Total loans	$14,824,539	$14,780,791	$14,599,805	$14,480,925	$14,943,593

Troubled Debt Restructurings
Accruing troubled debt restructurings
Commercial, financial and agricultural	$1,683	$1,038	$930	$521	$459
Consumer installment	22	28	27	32	36
Indirect automobile	1,284	1,647	1,931	2,277	2,689
Real estate - construction and development	887	898	501	506	510
Real estate - commercial and farmland	43,895	46,025	43,398	36,707	73,763
Real estate - residential	29,521	31,570	33,324	38,800	28,777
Total accruing troubled debt restructurings	$77,292	$81,206	$80,111	$78,843	$106,234
Nonaccrual troubled debt restructurings
Commercial, financial and agricultural	$112	$805	$854	$849	$1,002
Consumer installment	38	43	53	56	64
Indirect automobile	297	301	321	461	482
Real estate - construction and development	271	301	706	707	709
Real estate - commercial and farmland	6,715	7,103	2,233	1,401	19,942
Real estate - residential	2,687	2,515	2,818	2,671	4,477
Total nonaccrual troubled debt restructurings	$10,120	$11,068	$6,985	$6,145	$26,676
Total troubled debt restructurings	$87,412	$92,274	$87,096	$84,988	$132,910

Loans by Risk Grade
Grades 1 through 5 - Pass	$14,562,058	$14,477,905	$14,204,219	$14,109,418	$14,506,555
Grade 6 - Other assets especially mentioned	87,757	100,750	135,213	108,541	151,501
Grade 7 - Substandard	174,724	202,134	260,369	262,947	285,537
Grade 8 - Doubtful	—	—	—	19	—
Grade 9 - Loss	—	2	4	—	—
Total loans	$14,824,539	$14,780,791	$14,599,805	$14,480,925	$14,943,593

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2021	2021	2021	2020	2020	2021	2020
Earning Assets
Federal funds sold	$20,000	$20,000	$20,000	$20,000	$20,004	$20,000	$23,868
Interest-bearing deposits in banks	3,082,413	2,461,092	2,145,403	879,481	467,188	2,566,401	428,386
Time deposits in other banks	—	244	249	249	249	163	249
Investment securities - taxable	757,278	811,234	910,834	1,024,335	1,160,585	825,886	1,267,015
Investment securities - nontaxable	19,053	18,225	19,225	20,112	21,619	18,834	22,010
Other investments	27,622	27,620	27,516	31,552	64,656	27,586	72,561
Loans held for sale	1,497,320	1,705,167	1,284,821	1,281,762	1,507,481	1,496,548	1,569,337
Loans	14,685,878	14,549,104	14,453,975	14,752,664	14,688,317	14,563,835	13,772,102
Total Earning Assets	$20,089,564	$19,592,686	$18,862,023	$18,010,155	$17,930,099	$19,519,253	$17,155,528

Deposits
Noninterest-bearing deposits	$7,168,717	$6,874,471	$6,412,268	$5,970,672	$5,782,163	$6,821,256	$4,977,833
NOW accounts	3,447,909	3,314,334	3,182,245	2,968,596	2,718,315	3,315,803	2,483,383
MMDA	4,966,492	4,872,500	4,761,279	4,534,243	4,273,899	4,867,509	4,167,207
Savings accounts	908,189	876,887	823,039	793,414	749,314	869,684	695,238
Retail CDs	1,919,184	2,005,265	2,066,410	2,109,600	2,274,150	1,996,413	2,455,833
Brokered CDs	511	1,000	1,000	1,140	1,933	835	21,650
Total Deposits	18,411,002	17,944,457	17,246,241	16,377,665	15,799,774	17,871,500	14,801,144
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	5,133	6,883	9,284	9,929	10,483	7,085	12,849
FHLB advances	48,866	48,910	48,951	127,797	799,034	48,909	1,091,885
Other borrowings	376,489	376,376	376,260	376,295	272,443	376,376	270,407
Subordinated deferrable interest debentures	125,567	125,068	124,574	124,091	123,604	125,073	124,814
Total Non-Deposit Funding	556,055	557,237	559,069	638,112	1,205,564	557,443	1,499,955
Total Funding	$18,967,057	$18,501,694	$17,805,310	$17,015,777	$17,005,338	$18,428,943	$16,301,099

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2021	2021	2021	2020	2020	2021	2020
Interest Income
Federal funds sold	$9	$12	$12	$13	$13	$33	$134
Interest-bearing deposits in banks	1,244	594	521	251	152	2,359	1,484
Time deposits in other banks	—	1	1	1	1	2	3
Investment securities - taxable	5,296	5,244	6,118	6,398	7,260	16,658	26,688
Investment securities - nontaxable (TE)	176	176	178	190	202	530	599
Loans held for sale	10,618	11,773	10,827	9,705	10,365	33,218	38,055
Loans (TE)	156,861	157,112	161,473	163,532	163,352	475,446	484,605
Total Earning Assets	$174,204	$174,912	$179,130	$180,090	$181,345	$528,246	$551,568

Accretion income (included above)	$2,948	$4,462	$6,127	$4,688	$6,525	$13,537	$22,663

Interest Expense
Interest-Bearing Deposits
NOW accounts	$808	$816	$926	$1,091	$1,394	$2,550	$5,433
MMDA	1,970	1,908	1,998	2,326	2,823	5,876	16,335
Savings accounts	129	122	124	143	112	375	416
Retail CDs	2,195	2,921	3,744	5,301	7,484	8,860	27,684
Brokered CDs	4	8	6	9	9	18	329
Total Interest-Bearing Deposits	5,106	5,775	6,798	8,870	11,822	17,679	50,197
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	4	5	7	8	9	16	74
FHLB advances	195	193	192	245	661	580	7,456
Other borrowings	4,640	4,683	4,638	4,635	3,558	13,961	10,556
Subordinated deferrable interest debentures	1,440	1,243	1,338	1,569	1,346	4,021	5,140
Total Non-Deposit Funding	6,279	6,124	6,175	6,457	5,574	18,578	23,226
Total Interest-Bearing Funding	$11,385	$11,899	$12,973	$15,327	$17,396	$36,257	$73,423

Net Interest Income (TE)	$162,819	$163,013	$166,157	$164,763	$163,949	$491,989	$478,145

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2021	2021	2021	2020	2020	2021	2020
Earning Assets
Federal funds sold	0.18%	0.24%	0.24%	0.26%	0.26%	0.22%	0.75%
Interest-bearing deposits in banks	0.16%	0.10%	0.10%	0.11%	0.13%	0.12%	0.46%
Time deposits in other banks	—%	1.64%	1.63%	1.60%	1.60%	1.64%	1.61%
Investment securities - taxable	2.77%	2.59%	2.72%	2.48%	2.49%	2.70%	2.81%
Investment securities - nontaxable (TE)	3.66%	3.87%	3.75%	3.76%	3.72%	3.76%	3.64%
Loans held for sale	2.81%	2.77%	3.42%	3.01%	2.74%	2.97%	3.24%
Loans (TE)	4.24%	4.33%	4.53%	4.41%	4.42%	4.36%	4.70%
Total Earning Assets	3.44%	3.58%	3.85%	3.98%	4.02%	3.62%	4.29%

Interest-Bearing Deposits
NOW accounts	0.09%	0.10%	0.12%	0.15%	0.20%	0.10%	0.29%
MMDA	0.16%	0.16%	0.17%	0.20%	0.26%	0.16%	0.52%
Savings accounts	0.06%	0.06%	0.06%	0.07%	0.06%	0.06%	0.08%
Retail CDs	0.45%	0.58%	0.73%	1.00%	1.31%	0.59%	1.51%
Brokered CDs	3.11%	3.21%	2.43%	3.14%	1.85%	2.88%	2.03%
Total Interest-Bearing Deposits	0.18%	0.21%	0.25%	0.34%	0.47%	0.21%	0.68%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	0.31%	0.29%	0.31%	0.32%	0.34%	0.30%	0.77%
FHLB advances	1.58%	1.58%	1.59%	0.76%	0.33%	1.59%	0.91%
Other borrowings	4.89%	4.99%	5.00%	4.90%	5.20%	4.96%	5.21%
Subordinated deferrable interest debentures	4.55%	3.99%	4.36%	5.03%	4.33%	4.30%	5.50%
Total Non-Deposit Funding	4.48%	4.41%	4.48%	4.03%	1.84%	4.46%	2.07%
Total Interest-Bearing Liabilities	0.38%	0.41%	0.46%	0.55%	0.62%	0.42%	0.87%

Net Interest Spread	3.06%	3.17%	3.39%	3.43%	3.40%	3.20%	3.42%

Net Interest Margin(2)	3.22%	3.34%	3.57%	3.64%	3.64%	3.37%	3.72%

Total Cost of Funds(3)	0.24%	0.26%	0.30%	0.36%	0.41%	0.26%	0.60%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2021	2021	2021	2020	2020	2021	2020
Net income available to common shareholders	$81,680	$88,327	$124,962	$94,285	$116,145	$294,969	$167,703

Adjustment items:
Merger and conversion charges	183	—	—	—	(44)	183	1,391
Restructuring charges	—	—	—	—	50	—	1,513
Servicing right impairment (recovery)	1,398	(749)	(10,639)	9,501	412	(9,990)	30,566
Gain on BOLI proceeds	—	—	(603)	—	(103)	(603)	(948)
Expenses related to SEC and DOJ Investigation	—	—	—	53	268	—	3,005
Natural disaster and pandemic charges (Note 1)	—	—	—	235	470	—	3,061
(Gain) loss on bank premises	1,136	(236)	(264)	(30)	(97)	636	654
Tax effect of adjustment items (Note 2)	(536)	206	2,290	(2,049)	(222)	1,960	(8,438)
After tax adjustment items	2,181	(779)	(9,216)	7,710	734	(7,814)	30,804
Adjusted net income	$83,861	$87,548	$115,746	$101,995	$116,879	$287,155	$198,507

Weighted average number of shares - diluted	69,756,135	69,791,670	69,740,860	69,493,105	69,346,141	69,772,084	69,403,104
Net income per diluted share	$1.17	$1.27	$1.79	$1.36	$1.67	$4.23	$2.42
Adjusted net income per diluted share	$1.20	$1.25	$1.66	$1.47	$1.69	$4.12	$2.86

Average assets	$22,087,642	$21,538,894	$20,734,414	$19,876,338	$19,810,084	$21,462,501	$19,045,028
Return on average assets	1.47%	1.64%	2.44%	1.89%	2.33%	1.84%	1.18%
Adjusted return on average assets	1.51%	1.63%	2.26%	2.04%	2.35%	1.79%	1.39%

Average common equity	$2,874,691	$2,798,269	$2,695,005	$2,622,942	$2,529,471	$2,789,979	$2,500,689
Average tangible common equity	$1,884,622	$1,804,324	$1,696,946	$1,620,742	$1,523,066	$1,795,984	$1,486,579
Return on average common equity	11.27%	12.66%	18.80%	14.30%	18.27%	14.14%	8.96%
Adjusted return on average tangible common equity	17.65%	19.46%	27.66%	25.04%	30.53%	21.38%	17.84%

Note 1:  Pandemic charges include "thank you" pay for certain employees, additional sanitizing expenses at our locations, protective equipment for our employees and branch locations, and additional equipment required to support our remote workforce.

Note 2:  Tax effect is calculated utilizing a 21% rate for taxable adjustments.  Gain on BOLI proceeds is non-taxable and no tax effect is included.  A portion of the merger and conversion charges for 3Q21, 3Q20 and both year-to-date periods are nondeductible for tax purposes.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2021	2021	2021	2020	2020	2021	2020
Adjusted Noninterest Expense
Total noninterest expense	$137,196	$135,761	$148,798	$151,116	$153,692	$421,755	$447,513
Adjustment items:
Merger and conversion charges	(183)	—	—	—	44	(183)	(1,391)
Restructuring charges	—	—	—	—	(50)	—	(1,513)
Expenses related to SEC and DOJ Investigation	—	—	—	(53)	(268)	—	(3,005)
Natural disaster and pandemic charges	—	—	—	(235)	(470)	—	(3,061)
Gain (loss) on bank premises	(1,136)	236	264	30	97	(636)	(654)
Adjusted noninterest expense	$135,877	$135,997	$149,062	$150,858	$153,045	$420,936	$437,889

Total Revenue
Net interest income	$161,661	$161,852	$164,977	$163,456	$162,538	$488,490	$474,297
Noninterest income	76,562	89,240	117,973	112,143	159,018	283,775	334,357
Total revenue	$238,223	$251,092	$282,950	$275,599	$321,556	$772,265	$808,654

Adjusted Total Revenue
Net interest income (TE)	$162,819	$163,013	$166,157	$164,763	$163,949	$491,989	$478,145
Noninterest income	76,562	89,240	117,973	112,143	159,018	283,775	334,357
Total revenue (TE)	239,381	252,253	284,130	276,906	322,967	775,764	812,502
Adjustment items:
(Gain) loss on securities	(530)	(1)	12	—	—	(519)	(5)
Gain on BOLI proceeds	—	—	(603)	—	(103)	(603)	(948)
Servicing right impairment (recovery)	1,398	(749)	(10,639)	9,501	412	(9,990)	30,566
Adjusted total revenue (TE)	$240,249	$251,503	$272,900	$286,407	$323,276	$764,652	$842,115

Efficiency ratio	57.59%	54.07%	52.59%	54.83%	47.80%	54.61%	55.34%
Adjusted efficiency ratio (TE)	56.56%	54.07%	54.62%	52.67%	47.34%	55.05%	52.00%

Tangible Book Value Per Share	Table 9C
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2021	2021	2021	2020	2020	2021	2020
Total shareholders' equity	$2,900,770	$2,837,004	$2,757,596	$2,647,088	$2,564,683	$2,900,770	$2,564,683
Less:
Goodwill	928,005	928,005	928,005	928,005	928,005	928,005	928,005
Other intangibles, net	60,396	63,783	67,848	71,974	76,164	60,396	76,164
Total tangible shareholders' equity	$1,912,369	$1,845,216	$1,761,743	$1,647,109	$1,560,514	$1,912,369	$1,560,514

Period end number of shares	69,635,435	69,767,209	69,713,426	69,541,481	69,490,546	69,635,435	69,490,546
Book value per share (period end)	$41.66	$40.66	$39.56	$38.07	$36.91	$41.66	$36.91
Tangible book value per share (period end)	$27.46	$26.45	$25.27	$23.69	$22.46	$27.46	$22.46

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2021	2021	2021	2020	2020	2021	2020
Banking Division
Net interest income	$113,524	$110,670	$112,816	$112,964	$119,562	$337,010	$358,267
Provision for credit losses	(9,578)	(3,949)	(23,904)	1,847	487	(37,431)	123,289
Noninterest income	17,896	16,171	16,738	15,659	15,265	50,805	47,506
Noninterest expense
Salaries and employee benefits	40,020	37,814	42,723	38,668	39,718	120,557	121,762
Occupancy and equipment expenses	10,196	9,050	10,120	10,958	11,955	29,366	33,981
Data processing and telecommunications expenses	9,159	10,280	10,201	9,608	9,716	29,640	29,432
Other noninterest expenses	21,723	18,763	19,710	25,806	21,517	60,196	80,159
Total noninterest expense	81,098	75,907	82,754	85,040	82,906	239,759	265,334
Income before income tax expense	59,900	54,883	70,704	41,736	51,434	185,487	17,150
Income tax expense	17,784	14,196	18,456	13,992	13,453	50,436	5,146
Net income	$42,116	$40,687	$52,248	$27,744	$37,981	$135,051	$12,004

Retail Mortgage Division
Net interest income	$21,289	$22,533	$18,984	$19,908	$20,393	$62,806	$62,451
Provision for credit losses	1,678	5,647	(4,553)	(1,621)	15,051	2,772	17,471
Noninterest income	55,555	69,055	97,640	94,109	137,583	222,250	276,147
Noninterest expense
Salaries and employee benefits	36,373	44,798	49,838	50,165	53,500	131,009	134,600
Occupancy and equipment expenses	1,590	1,553	1,476	1,577	1,676	4,619	5,133
Data processing and telecommunications expenses	1,357	1,435	1,546	1,534	2,349	4,338	4,741
Other noninterest expenses	11,675	7,638	8,189	7,442	7,889	27,502	20,713
Total noninterest expense	50,995	55,424	61,049	60,718	65,414	167,468	165,187
Income before income tax expense	24,171	30,517	60,128	54,920	77,511	114,816	155,940
Income tax expense	5,076	6,408	12,627	11,535	16,112	24,111	32,751
Net income	$19,095	$24,109	$47,501	$43,385	$61,399	$90,705	$123,189

Warehouse Lending Division
Net interest income	$8,712	$8,720	$9,906	$9,017	$6,546	$27,338	$14,874
Provision for credit losses	(291)	(155)	(145)	1,673	495	(591)	889
Noninterest income	1,037	1,333	980	1,113	1,064	3,350	2,751
Noninterest expense
Salaries and employee benefits	264	278	330	296	266	872	685
Occupancy and equipment expenses	—	1	1	1	1	2	3
Data processing and telecommunications expenses	59	68	49	101	73	176	169
Other noninterest expenses	200	30	33	26	28	263	150
Total noninterest expense	523	377	413	424	368	1,313	1,007
Income before income tax expense	9,517	9,831	10,618	8,033	6,747	29,966	15,729
Income tax expense	1,999	2,064	2,230	1,687	1,431	6,293	3,317
Net income	$7,518	$7,767	$8,388	$6,346	$5,316	$23,673	$12,412

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2021	2021	2021	2020	2020	2021	2020
SBA Division
Net interest income	$10,699	$12,882	$16,635	$14,909	$8,966	$40,216	$18,181
Provision for credit losses	(1,104)	(607)	(547)	(2,997)	4,297	(2,258)	5,716
Noninterest income	2,070	2,677	2,611	1,247	5,106	7,358	7,953
Noninterest expense
Salaries and employee benefits	1,320	937	1,382	1,233	1,572	3,639	5,660
Occupancy and equipment expenses	116	132	106	100	97	354	291
Data processing and telecommunications expenses	18	—	1	1	4	19	32
Other noninterest expenses	370	284	295	363	595	949	1,469
Total noninterest expense	1,824	1,353	1,784	1,697	2,268	4,961	7,452
Income before income tax expense	12,049	14,813	18,009	17,456	7,507	44,871	12,966
Income tax expense	2,530	3,111	3,782	3,666	1,577	9,423	2,723
Net income	$9,519	$11,702	$14,227	$13,790	$5,930	$35,448	$10,243

Premium Finance Division
Net interest income	$7,437	$7,047	$6,636	$6,658	$7,071	$21,120	$20,524
Provision for credit losses	(380)	(794)	558	(412)	(2,648)	(616)	(475)
Noninterest income	4	4	4	15	—	12	—
Noninterest expense
Salaries and employee benefits	1,694	1,678	1,712	2,104	1,642	5,084	5,105
Occupancy and equipment expenses	77	76	78	73	76	231	232
Data processing and telecommunications expenses	88	94	87	79	84	269	320
Other noninterest expenses	897	852	921	981	934	2,670	2,876
Total noninterest expense	2,756	2,700	2,798	3,237	2,736	8,254	8,533
Income before income tax expense	5,065	5,145	3,284	3,848	6,983	13,494	12,466
Income tax expense	1,633	1,083	686	828	1,464	3,402	2,611
Net income	$3,432	$4,062	$2,598	$3,020	$5,519	$10,092	$9,855

Total Consolidated
Net interest income	$161,661	$161,852	$164,977	$163,456	$162,538	$488,490	$474,297
Provision for credit losses	(9,675)	142	(28,591)	(1,510)	17,682	(38,124)	146,890
Noninterest income	76,562	89,240	117,973	112,143	159,018	283,775	334,357
Noninterest expense
Salaries and employee benefits	79,671	85,505	95,985	92,466	96,698	261,161	267,812
Occupancy and equipment expenses	11,979	10,812	11,781	12,709	13,805	34,572	39,640
Data processing and telecommunications expenses	10,681	11,877	11,884	11,323	12,226	34,442	34,694
Other noninterest expenses	34,865	27,567	29,148	34,618	30,963	91,580	105,367
Total noninterest expense	137,196	135,761	148,798	151,116	153,692	421,755	447,513
Income before income tax expense	110,702	115,189	162,743	125,993	150,182	388,634	214,251
Income tax expense	29,022	26,862	37,781	31,708	34,037	93,665	46,548
Net income	$81,680	$88,327	$124,962	$94,285	$116,145	$294,969	$167,703

CONTACT: Nicole S. Stokes, Chief Financial Officer, (404) 240-1514